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As filed with the Securities and Exchange Commission on March 24, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

OVERSTOCK.COM, INC.
(Exact name of Registrant as specified in its charter)

Delaware	6322 South 3000 East, Suite 100 Salt Lake City, Utah 84121 (801) 947-3100	87-0634302
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, of Registrant's principal executive offices)	(I.R.S. Employer Identification Number)

Overstock.com 401(k) Plan
(Full title of the plan)

Jonathan E. Johnson III
General Counsel and Vice President, Strategic Projects
6322 South 3000 East, Suite 100
Salt Lake City, Utah 84121
(801) 947-3100
(Name, address, and telephone number, including area code, of agent for service)

Copies to:
Thomas W. Adkins
Bracewell & Patterson, L.L.P.
111 Congress, Suite 2300
Austin, TX 78701

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.0001 par value to be issued under the Overstock.com 401(k) Plan	35,000 shares	$46.60	$1,631,000	$191.97

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(1)
This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Overstock.com 401(k) Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2)
The proposed maximum offering price per share has been estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act") as to the 35,000 shares of Common Stock authorized for issuance pursuant to the Overstock.com 401(k) Plan, solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on March 18, 2005.

PART I: INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Information.*

*
The documents containing the information specified in Part I will be sent or given to participants in the Overstock.com 401(k) Plan (the "Plan") as specified by Rule 428(b). In accordance with the instructions to Part I of Form S-8, these documents are not being filed and will not be filed with the Securities and Exchange Commission (the "Commission"), either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424.

2

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        1.     The following documents, or portions of documents, previously filed by Overstock.com, Inc. (the "Company") with the Commission are hereby incorporated herein by reference:

          (a)   (i)    Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 16, 2005; and

            (ii)   Current Reports on Form 8-K filed on January 27, 2005, January 27, 2005, February 9, 2005, February 11, 2005, February 24, 2005, March 3, 2005, and March 16, 2005; and

          (b)   The description of the Company's Common Stock, $.0001 par value, contained in the Registration Statement on Form 8-A filed May 6, 2002.

        2.     All reports subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4. Description of Securities.

        Not Applicable.

Item 5. Interests of Named Experts and Counsel.

        Not Applicable.

Item 6. Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The Company's Certificate of Incorporation and Bylaws provide that the Company shall indemnify its directors, officers, employees and other agents to the fullest extent permitted by Delaware law, including circumstances in which indemnification is otherwise discretionary under Delaware law.

        The Company has also entered into agreements with its directors and officers that will require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.

Item 7. Exemption from Registration Claimed.

        Not Applicable.

Item 8. Exhibits.

        4.1   Overstock.com 401(k) Plan.

        23.1 Consent of Independent Registered Public Accounting Firm

        24.1 Powers of Attorney.

        Pursuant to paragraph (a) of Item 8 of Form S-8, no Exhibit 5 opinion is filed as the shares to be issued are not original issuance securities, and pursuant to paragraph (b) of Item 8 of Form S-8, in lieu of filing an Exhibit 5 opinion, the Company hereby undertakes that it will submit or has submitted the plan to which this Registration Statement relates and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the plan under Section 401 of the Internal Revenue Code.

Item 9. Undertakings.

        The undersigned registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

          (i)    To include any prospectus required by Section 10(a)(3) of the Act;

          (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2)   That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on this 23rd day of March 2005.

OVERSTOCK.COM, INC.
By:	/s/ DAVID K. CHIDESTER David K. Chidester Vice President, Finance

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick M. Byrne, David K. Chidester and Jonathan E. Johnson III, and each of them, as his or her attorney-in-fact, with full power of substitution in each, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his/her substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PATRICK M. BYRNE (Patrick M. Byrne)	President and Chairman of the Board of Directors (Principal Executive Officer)	March 23, 2005
/s/ DAVID K. CHIDESTER (David K. Chidester)	Vice president, Finance (Principal Financial and Accounting Officer)	March 23, 2005
/s/ JOHN J. BYRNE (John J. Byrne)	Vice Chairman of the Board of Directors	March 23, 2005
/s/ GORDON S. MACKLIN (Gordon S. Macklin)	Director	March 23, 2005
/s/ ALLISON H. ABRAHAM (Allison H. Abraham)	Director	March 23, 2005
/s/ JOHN A. FISHER (John A. Fisher)	Director	March 23, 2005

        Pursuant to the requirements of the Securities Act of 1933, the persons who administer the Plan have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on March 23, 2005.

OVERSTOCK.COM 401(k) PLAN
By:	OVERSTOCK.COM, INC. Plan Administrator
	By:	/s/ DAVID K. CHIDESTER David K. Chidester Vice President, Finance (Principal Financial and Accounting Officer)

OVERSTOCK.COM, INC.

REGISTRATION STATEMENT ON FORM S-8

INDEX TO EXHIBITS

Exhibit Number	Documents
4.1	Overstock.com 401(k) Plan
23.1	Consent of Independent Registered Public Accounting Firm
24.1	Power of Attorney (see page II-4)

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PART I: INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
OVERSTOCK.COM, INC. REGISTRATION STATEMENT ON FORM S-8 INDEX TO EXHIBITS